Exhibit 3.18

BY-LAWS

RUTH’S CHRIS STEAK HOUSE FRANCHISE, INC.

Section 1.    OFFICES

1.1 The principal office shall be located in New Orleans, State of Louisiana.

1.2 The corporation may have such offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

Section 2.    SHAREHOLDERS MEETINGS

2.1 All meetings of the shareholders shall be held at the principal office of the corporation or at such other place, within or without the State of Louisiana, as may be designated by the Board of Directors.

2.2 An annual meeting of the shareholders shall be held on the third Tuesday of each July at 6:30 o’clock P.M., for the purpose of transacting such business as may properly be brought before the meeting; provided, however, that the Board of Directors may postpone the annual meeting for a period not exceeding 2 months. Directors will be elected at each annual meeting beginning with the annual meeting in 1988.

2.3 Special meetings of the shareholder, for any purpose or purposes, may be called by the President or Board of Directors, at any time, upon the written request of any three directors or the shareholder, the Secretary shall call a special meeting of shareholder to be held at the registered office of the corporation at such time as the Secretary may fix, not less than ten nor more than thirty days after the receipt of said request.

2.4 Except as otherwise provided in Section 2.3 hereof, or by law, the authorized person or persons calling a shareholder meeting shall cause written notice of the time, place and purpose of the meeting to be given to all shareholder entitled to vote at such meeting, at least ten days and not more than thirty days prior to the day fixed for the meeting. Notice of the annual meeting need not state the purpose thereof, unless action is to be taken at the meeting as to which notice is required by law.

2.5 Adjournments of any annual or special meeting of shareholder may be taken without new notice being given unless a new record date is fixed for the adjourned meeting, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected.

Section 3.    DIRECTORS

3.1 The business affairs of the corporation shall be managed by a Board of Directors of not less than three (3) natural persons nor more than fifteen (15). The Board may exercise all such powers of the corporation and do all such lawful acts and things which are not by law or by Articles of Incorporation – or by these by-laws directed or required to be done by the shareholders. The directors shall be elected at the annual meeting of the shareholders and hold office until their successors are chosen and have qualified. A director need not be a shareholder.

3.2 The remaining directors, even though not constituting a quorum, shall by a majority vote, fill any vacancy on the Board (including any vacancy resulting from an increase in the authorized number of directors, or from failure of the shareholders to elect the full number of authorized directors) for an unexpired term.

3.3 The Board of Directors shall have the power to remove a Director for cause upon a favorable vote of two-thirds of the full membership of the Board of Directors. Any vacancy on the Board so created shall be filled in accordance with Section 3.2.

Section 4.    COMPENSATION OF DIRECTORS

4.1 Directors, as such, may receive a Director’s fee for their services as may be fixed by resolution of the Board of Directors for each regular or special meeting of the Board that they attend; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 5.    MEETINGS OF THE BOARD

5.1 The meetings of the Board of Directors will be held at the Home Office of the company or at such place within or without the State of Louisiana as a majority of the directors may from time to time appoint.

5.2 The first meeting of each newly elected Board shall be held immediately following the shareholder meeting at which time the Directors were elected and at the same place as the annual meeting, and no notice of such first meeting shall be necessary to the newly elected directors in order legally to constitute the meeting.

5.3 The President may designate one of the Board Members to preside over the regular and special meetings of the Board.

5.4 Regular meetings of the Board will be held without notice.

5.5 Special meetings of the Board may be called by the President on two days notice given to each director, either personally or by telephone, mail or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of four directors and if the President and Secretary fail or refuse, or are unable to call a meeting when requested by any four directors, then the four directors may call the meeting on two days written notice, certified or registered mail return receipt, given to each director.

5.6 A simple majority of the Board shall constitute a quorum for the transaction of business, and except as otherwise provided by law, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board.

5.7 If a quorum is present when the meeting is convened, the Directors present may continue to do business, taking action by vote of a majority of a quorum as fixed in Section 5.6 hereof, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed in Section 5.6 hereof, or the refusal of any director present to vote.

5.8 The Board may designate one or more committees, and more particularly an Executive Committee comprised of not more than five (5) natural persons who shall have the powers of the Board in the management of the business and affairs of the corporation. Any vacancy occurring in the Executive Committee shall be filled by the Board, but the President may designate another director to serve on the committee pending action by the Board. The Executive Committee shall hold office during a term of one year from date of election.

5.9 Any action which may be taken at a meeting of the Board or the Executive Committee, may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board or Executive Committee.

5.10 At each Board meeting, the Board of Directors will ratify the actions of the Executive Committee of the Board and of the officers that have been taken since the last meeting of the Board.

Section 6.    NOTICES

6.1 Any written notice required or permitted by law, the Articles of Incorporation or the by-laws to be given to the shareholder or director shall be deemed to have been given to the shareholder or director when such notice is served upon the shareholder or director or one business day after such notice is placed in the United States mail, postage prepaid, addressed to such shareholder or director at his last known address.

6.2 Whenever any notice is required to be given by law or the Articles of Incorporation, or the by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 7.    OFFICERS

7.1 The officers of the corporation shall be chosen by the Directors and shall be a President, Executive Vice President, one or more Vice Presidents, a Secretary, Assistant Secretary and a Treasurer. Any two offices may be held by one person.

7.2 The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

7.3 The salaries of all officers and agents of the corporation shall be fixed by the Board.

7.4 The officers of the corporation shall hold office at the pleasure of the Directors.

7.5 The President shall be the chief executive officer of the corporation; she shall preside at all meetings of the shareholder, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

7.6 The Executive Vice President or in his absence, the Vice Presidents in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the President or the Board of Directors shall prescribe.

Section 8.    STOCK

8.1 Certificates. The certificates of each class of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. Every certificate of stock shall be signed by the President or a Vice President and the Treasurer or the Secretary. If any stock certificate is signed by a transfer agent or by a registrar, other than the corporation itself or an employee of the corporation, the signature of any such officer may be a facsimile. The shares of the stock of the Company shall not be issued in fractions.

8.2 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 9.    MISCELLANEOUS

9.1 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors or the Executive Committee may from time to time designate.

9.2 Accounting Year. The accounting shall be on a Fiscal Year ending February 28.

9.3 Seal. The Board of Directors may adopt a corporate seal, which seal shall have inscribed thereon the name of the corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Failure to affix the seal shall not, however, affect the validity of any instrument.

Section 10.    INDEMNIFICATION

10.1 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise against expenses, including attorneys’ fees, judgment’s, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; however, in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses, including attorneys’ fees and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

10.2 To the extent that a director or officer of the corporation is successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

10.3 Any indemnification under paragraph 1 of this Article, unless ordered by the court, shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceedings, or (2) if such a quorum is not obtainable and the Board of Directors so directs, by independent legal counsel, or (3) by the shareholders.

10.4 Expenses incurred in defending such an action, suit, or proceedings may be paid by the corporation in advance of the final disposition thereof if authorized by the Board of Directors, without regard to whether participating members thereof are parties to such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in paragraphs 1 and 6 of this Article.

10.5 The indemnification and advancement of expenses provided by or granted pursuant to paragraphs 1 and 6 of this Article shall not be deemed exclusive of any other rights to which the person indemnified or obtaining advancement of expenses is entitled under any bylaw, agreement, authorization of shareholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs and legal representative; however, no such other indemnification measure shall permit indemnification of any person for the results of such person’s willful or intentional misconduct.

10.6 The corporation may procure and maintain insurance or other similar arrangement on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, nonprofit or foreign corporation, partnership, joint venture, or other enterprise against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation has the power to indemnify him against such liability under the provisions of paragraphs 1 and 6 of this Article. Without limiting the power of the corporation to procure or maintain any other kind of insurance or similar arrangement, the corporation may create a trust fund or other form of self-insurance arrangement for the benefit of persons indemnified by the corporation and may procure or maintain such insurance with any insurer deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities thereof are owned in whole or part by the corporation. In the absence of actual fraud, the judgment of the Board of Directors as to the terms and conditions of such insurance or self-insurance arrangement and the identity of the insurer or other person participating in a self-insurance arrangement shall be conclusive, and such arrangements for insurance shall not be subject to voidability and shall not subject the directors approving such arrangement to liability, on any ground, regardless of whether directors participating in approving such insurance arrangements shall be beneficiaries thereof. Pursuant to La. R.S. 12:83(F), the provisions of the Insurance Code (Title 22 of the Revised Statutes) will not apply to a wholly-owned subsidiary of the corporation provided that the subsidiary issues no contracts of insurance other than as permitted by this paragraph 6 of this Article for coverage of a person who is or was a director or officer of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, nonprofit or foreign corporation, partnership, joint venture, or other enterprise, which contracts of insurance for such directors and officers may be issued by the wholly-owned subsidiary without compliance with the provisions of the Insurance Code.

Section 11.    AMENDMENTS

11.1 These by-laws may be amended or repealed by the Board of Directors at any regular or special meeting or by the shareholders at any annual or special meeting, provided notice of the proposed amendment or repeal be contained in the notice of such annual or special meeting of shareholder.

Adopted by the Board of Directors at a meeting of June 9, 1987.